EXHIBIT 10.4

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is dated as of December 4, 2014 (“Effective Date”), by and between GAHC3 SOUTHLAKE TX HOSPITAL, LLC, a Delaware limited liability company (the “Landlord”), and FOREST PARK MEDICAL CENTER AT SOUTHLAKE, LLC, a Texas limited liability company (“Tenant”).

RECITALS

WHEREAS, Landlord’s predecessor-in-interest, SOUTHLAKE TEXAS MEDICAL DEVELOPMENT, L.P., a Texas limited partnership (“Original Landlord”), and Tenant entered into that certain Lease Agreement dated January 13, 2012 (the “Initial Lease”) pursuant to which Tenant leased the Leased Premises commonly known as Forest Park Medical Center - Southlake, located in Southlake, Texas, as more specifically described in the Initial Lease;

WHEREAS, pursuant to that certain Assignment and Assumption of Lease Agreement dated as of the date hereof (the “Assignment and Assumption Agreement”), Original Landlord assigned all of its right, title and interest under the Initial Lease to Landlord, who in turn assumed the duties and obligations of “landlord” under the Initial Lease (the Initial Lease and Assignment and Assumption Agreement, collectively hereinafter referred to as the “Lease”);

WHEREAS, Landlord and Tenant desire to amend the Lease effective as of the Effective Date, to modify and amend certain other terms and provisions of the Lease, and to ratify the Lease as so amended, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and fairness of which are hereby acknowledged, Landlord and Tenant, for themselves, and their administrators, legal representatives, successors and permitted assigns, hereby covenant as follows:

1.    Defined Terms. All terms used herein but not otherwise defined herein shall have the meanings set forth and/or defined in the Lease, unless specifically indicated herein to the contrary.
2.    Term. The Expiration Date of the Initial Term (as defined in Paragraph 6 of the Lease) is hereby modified to mean and refer to December 31, 2034, subject to earlier termination as provided in the Lease.
3.    Reporting.
(a)    SEC Reporting. Tenant acknowledges that Landlord is or may be, or is or may be affiliated with, a publicly registered company (“Registered Company”) and, as such, is subject to the requirements of the Securities and Exchange Act of 1933 and the Securities and Exchange Act of 1934, as amended (collectively, the “Securities Acts”). Tenant acknowledges that it has been advised that if Landlord is or becomes, or is or becomes affiliated with a Registered Company, then Landlord or said affiliate may be required to make certain filings (“SEC Filings”) with the Securities and Exchange Commission (“SEC”) that relate to Tenant’s fiscal years 2011, 2012 and 2013 (collectively, the “Audited Years”) through December 31, 2015 (the “stub period”). To the extent that Landlord or any of its affiliates is at any time a Registered Company and is required under the Securities Acts or the rules promulgated thereunder, as determined by Landlord in good faith after consultation with its auditors and counsel, to disclose any Tenant Information (as hereinafter defined) in any SEC Filings in order to remain in compliance with the Securities Acts, Tenant will promptly provide to Landlord such Tenant Information as is required by the SEC for the continued compliance by such Registered Company with the Securities Acts. As used herein, the term “Tenant Information” shall mean financial information of Tenant relating to the Audited Years or the stub period requested by the SEC or the Registered Company’s auditors, including, without limitation: (i) access to bank statements; (ii) operating statements; (iii) access to the general ledger; (iv) monthly cash receipts schedules; (v) access to invoices for expenses and capital improvements; (vi) accounts payable ledger and accrued expense reconciliations; (vii) check registers; (viii) copies of all insurance documentation; and (ix) copies of accounts receivable aging. To the extent that Tenant is required to provide any Tenant Information in accordance with this Paragraph, Tenant (A) shall deliver the Tenant Information requested by the Registered Company or the Registered Company’s auditors promptly upon such request thereof, (B) shall cooperate with the Registered Company and the Registered Company’s auditors regarding any inquiries by the Registered Company and the Registered Company’s auditors following receipt of such information, including delivery by Tenant of an executed representation letter substantially in the form attached hereto as Schedule 3-A, as well as, to the extent reasonably necessary, the information set forth in the letter set forth in substantially the form attached hereto as Schedule 3-B, and (C) consents to the disclosure of the Tenant Information and the Lease in any SEC Filings by the Registered Company and any collateral material used in connection with a public offering of securities by the Registered Company.
(b)     OFAC. Each party hereby represents and warrants to the other that it is not, and, after making a commercially reasonable inquiry, that no person who directly owns a controlling interest in or otherwise directly controls Tenant or Landlord, as applicable, is, (i) listed on the Specially Designated Nationals and Blocked persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (ii) a person designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”). This Paragraph shall not apply to any person to the extent that such person’s interest in the Tenant or Landlord is through an entity whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person.
4.    Transfer of Operational Benefits. Paragraph 20 of the Lease is hereby amended to insert the following subparagraph at the end thereof as a new subparagraph (g):
“(g)    Upon the expiration or earlier termination of the Term, Tenant shall cooperate with Landlord or Landlord’s nominee in connection with the orderly transfer of possession of the Leased Premises, as well as any transferrable licenses, operating permits and other governmental authorizations or contracts relating solely to the Leased Premises; provided, however, in no event shall Tenant be obligated to transfer or assign to Landlord or Landlord’s nominee any proprietary licenses or information, including, but not limited to, patient lists, patient records, state hospital license, trademarks, logos, managed care contracts, and the like, except that Tenant shall transfer and assign all patient records to the successor operator of the Hospital to the extent assignable and in compliance with Laws and Legal Requirements. So long as the Term has not been terminated or Tenant’s occupancy of the Leased Premises terminated pursuant to an Event of Default, the costs and expenses of any such transfer shall be paid by Landlord or Landlord’s nominee.”
5.    Tenant Cooperation; Costs.
(a)    Cooperation. Without limiting the requirements of any other provision of the Lease, in connection with (i) any sale of the Leased Premises by Landlord, (ii) the sale of any interest in Landlord, (iii) Landlord’s efforts to secure additional equity or financing for the Leased Premises, (iv) the refinancing of any Loan, or (v) the compliance with any Law, Legal Requirement or disclosure requirement (including those contemplated in Paragraph 3(a) above), Tenant will reasonably cooperate with Landlord to provide information regarding Tenant which is reasonably necessary for such purchaser, investor, lender or the SEC to evaluate the operation of the Leased Premises.
(b)    Tenant Costs. Landlord agrees to reimburse Tenant for the reasonable, actual out-of-pocket third-party costs and expenses, including without limitation, reasonable attorneys’ fees, accountants’ fees and consultants’ fees, incurred by Tenant in connection with compliance by Tenant with (i) its obligations under Paragraph 3 above, and (ii) its obligations under Paragraph 33 of the Lease, as amended hereby, to the extent such costs and expenses exceed those ordinarily incurred by Tenant in connection with the preparation of its customary form of the financial reports and statements referenced in Paragraph 33 of the Lease, or to the extent such costs are higher than customary given an obligation under the Lease to deliver the financial reports and statements by a calendar date that is sooner than that which is customary for Tenant.
6.    Notices. Landlord’s notice address in Paragraph 22 of the Lease is hereby revised to read as follows:
“If to Landlord:
GAHC3 Southlake TX Hospital, LLC
c/o Griffin-American Healthcare REIT III, Inc.
18191 Von Karman Avenue, Suite 300
Irvine, California 92612
Attention: President and COO”
7.    Lease Guaranty.
(a)    Tenant hereby certifies, represents and warrants to Landlord as follows: (a) attached hereto as Schedule A is a true and complete list (the “Guaranty Summary”) of all the owners of Class A units of membership interest in Tenant (the “Guarantors”); (b) the Guaranty Summary accurately states each Guarantor’s total capital contribution to Tenant; (c) each Guarantor has executed or is obligated to execute a limited lease guaranty (the “Guaranty”) in favor of Landlord in order to guarantee the maximum aggregate liability amount as described on the Guaranty Summary. In its capacity as attorney-in-fact of each Guarantor under each Guaranty, Tenant hereby amends the terms of each Guaranty as follows: (i) “Schedule A” attached to each Guaranty is hereby amended to reflect the “Landlord” as “GAHC3 Southlake TX Hospital, LLC, a Delaware limited liability company”, and the “Lease Description” as the Lease Agreement dated January 13, 2012, between Landlord, successor-in-interest to Southlake Texas Medical Development, L.P., and Tenant, as amended by that certain First Amendment to Lease Agreement dated as of the date of this Amendment, and (ii) “Schedule B” attached to each Guaranty is hereby amended to reflect the name of each Guarantor and the maximum aggregate liability amounts as the same are described on the Guaranty Summary.
(b)    Tenant agrees to use good faith and commercially reasonable efforts to cause each Guarantor to execute and deliver, within three (3) years following the date of this Amendment, an amendment and to or other reaffirmation or re-certification of, its Guaranty in the same form as the applicable Guaranty, to include specific reference to the Lease, as amended by this Amendment, and the maximum aggregate liability amount as described in the preceding paragraph.
8.    Financial Statements. Paragraph 33 of the Lease is hereby deleted and the following paragraphs substituted in lieu thereof:

“33.    Financial Statements.
(a)    Annual Audited Financial Statements. As soon as available, and in any event by February 15, 2015 (with respect to the fiscal year ending December 31, 2014) and within sixty (60) days after the end of each subsequent fiscal year, Tenant shall deliver to Landlord copies of the annual audited reports for Tenant containing balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the fiscal year then ended, setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified on an unqualified basis by a nationally-recognized or regionally-recognized firm of certified public accountants, or any other independent accounting firm which is reasonably acceptable to Landlord, all prepared in accordance with generally accepted accounting principles in the United States of America in affect from time to time (also known as “GAAP”).

(b)    Unaudited Quarterly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each fiscal quarter beginning with the fiscal quarter ending December 31, 2014, copies of unaudited financial reports for Tenant as of the end of such period and for the portion of the fiscal year then ended, containing balance sheets and statements of income, retained earnings, and cash flow, setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, in reasonable detail certified by the chief executive officer, chief financial officer or chief accounting officer of Tenant. The information on the unaudited quarterly financial statements is to be presented individually for each month within the applicable quarter.

(c)    Other Information. Tenant shall deliver to Landlord such other information regarding Tenant’s operations as Landlord reasonably requests for purposes of reviewing Tenant’s operations, including, without limitation, case load, net revenue per case, payor mix and similar statistics typically generated for Tenant, and such other matters that are reasonably requested by Landlord; provided, however, that so long as no Event of Default has occurred and remains uncured, Tenant shall not be required to furnish information which exceeds Tenant’s Standard Monthly Reporting Package (as defined below). As used herein, the term “Tenant’s Standard Monthly Reporting Package” shall include, without limitation, Tenant’s monthly balance sheet, income statement and charts and graphs relating to patient volume and gross revenue. All financial information provided shall be prepared in accordance with Adjusted GAAP (as defined herein) and shall be submitted electronically in the form of unrestricted, unlocked “.xls” spreadsheets created using Microsoft Excel (2003 or newer editions) or in such other form as may be reasonably acceptable to Landlord. As used herein, the term “Adjusted GAAP” means generally accepted accounting principles in the United States of America in affect from time to time, or a comprehensive method of accounting other than generally accepted accounting principles (to be used either alone or in connection with such generally accepted accounting principles), subject to adjustment from time to time, including, but not limited to, recording cash payments under the Lease in a separate line item in operating expenses above EBITDA entitled “Facility Lease.””

9.    Aboveground Storage Tank: Tenant acknowledges the existence of the above-ground storage tank used in connection with the backup generator at the Leased Premises (the “Tank”). Tenant agrees that the Tank is and shall continue to be owned by Landlord and Leased to Tenant as a part of the Leased Premises pursuant to the terms and conditions of the Lease. Tenant hereby agrees that Tenant’s obligations under the Lease to maintain, operate, insure and comply with all Legal Requirements with respect to the Leased Premises, and all of the indemnification obligations of Tenant under the Lease with respect to the Leased Premises and the use thereof, shall apply in all respects to the Tank.
10.    Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant, and upon the heirs, executors, representatives, administrators, successors and assigns of Landlord and Tenant.

11.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflict of law rules or statutes.
12.    No Modifications. No modification of any of the provisions of this Amendment shall be effective until and unless it is in writing and signed by the parties.
13.    Headings. The headings in this Amendment are for convenience only and shall not limit or otherwise affect any of the terms hereof.
14.    Ratification; Full Force and Effect. Except as expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. This Amendment, together with the Lease, is the complete understanding between the parties and supersedes all other prior agreements and representations concerning its subject matter. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.
15.    Counterparts; Facsimile Execution. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. This Amendment may be executed and delivered via telephonic, electronic facsimile transmission, or other electronic means.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered to be effective as of the Effective Date.

LANDLORD:

GAHC3 SOUTHLAKE TX HOSPITAL, LLC,
a Delaware limited liability company

By: GRIFFIN-AMERICAN HEALTHCARE
REIT III HOLDINGS, LP,
a Delaware limited liability company,
its Sole Member,

By: GRIFFIN-AMERICAN
HEALTHCRE REIT III, INC.,
a Maryland corporation,
Its General Partner,

By: /s/ Danny Prosky
Name: Danny Prosky
Title: President and Chief Operating
Officer

TENANT:

FOREST PARK MEDICAL CENTER AT
SOUTHLAKE, LLC,
a Texas limited liability company

By: /s/ J. Robert Wyatt, M.D.
J. Robert Wyatt, M.D.
Manager

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